Exhibit 5.1

May 17, 2010

Aegean Marine Petroleum Network Inc.

42 Hatzikyriakou Avenue

185 38 Piraeus

Athens, Greece

Re:	Aegean Marine Petroleum Network Inc.

Ladies and Gentlemen:

We have acted as counsel to Aegean Marine Petroleum Network Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3 (File No. 333-        ) (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an indeterminate number of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”) (including the related preferred stock purchase rights (the “Rights”)), shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”), debt securities of the Company (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), and units comprised of any of the foregoing securities (the “Units” and, together with the Common Shares, the Rights, the Preferred Shares, the Debt Securities, the Warrants and the Purchase Contracts, the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”); (iii) the Stockholders Rights Agreement dated as of August 14, 2009 (the “Rights Agreement”); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1. the Securities have been duly authorized, and when the Securities are issued, sold and paid for as contemplated in the Prospectus or any supplement thereto (and, with respect to the Rights, in accordance with the terms of the Rights Agreement), will be validly issued; and

Aegean Marine Petroleum Network Inc.

May 17, 2010

2. the Securities consisting of Common Shares and Preferred Shares issuable under the terms of an indenture, Warrants, Purchase Contracts and as part of Units, when issued, sold and paid for as contemplated in the Prospectus or any supplement thereto, will be validly issued, fully paid and non-assessable.

Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York: (i) the Rights constitute binding obligations of the Company in accordance with the terms of the Rights Agreement; and (ii) the Debt Securities issued pursuant to an indenture, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company.

This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP

SK 23250 0007 1099795